                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                FMC CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                                                      LOGO

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                               Chicago, Illinois
                                                                  March 12, 1997

To the Stockholders:

The Annual Meeting of the Stockholders of FMC Corporation (the "Company") will be held at the Indiana Room on Lower Level One, Amoco Building, 200 East Randolph Drive, Chicago, Illinois, on Friday, April 18, 1997, at 2:00 p.m. for the following purposes:

  1. To elect four directors of the Company for a term expiring at the 2000 Annual Meeting of Stockholders;

  2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 27, 1997, are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the principal executive office of the Company located at 200 East Randolph Drive, Chicago, Illinois, for a period of 10 days prior to the meeting.

IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY.

                                  By order of the Board of Directors

                                  Robert L. Day
                                  Secretary

                                                                      LOGO

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 Solicitation..............................................................   1
    I. Election of Directors..............................................    1
       Nominees for Director..............................................    2
       Directors Continuing in Office.....................................    4
       Information Concerning the Board of Directors......................    9
       Security Ownership of the Company..................................   11
   II. Ratification of Selection of Independent Auditors..................   14
  III. Executive Compensation.............................................   14
       Summary Compensation Table.........................................   14
       Option Grants......................................................   16
       Aggregated Option Exercises in 1996 and Year-End Option Values.....   16
       Long-Term Incentive Plan...........................................   17
       Retirement Plans...................................................   18
       Termination of Employment and Change of Control Arrangements.......   19
       Report of the Compensation Committee on Executive Compensation.....   20
       Stockholder Return Performance Presentation........................   23
   IV. Vote Required......................................................   24
    V. Section 16(a) Beneficial Ownership Reporting Compliance............   24
   VI. Proposals for 1998 Annual Meeting..................................   25
  VII. Other Matters......................................................   25

                                                                      LOGO

--------------------------------------------------------------------------------
PROXY STATEMENT

FMC Corporation
200 East Randolph Drive
Chicago, Illinois 60601

                                                                  March 12, 1997

SOLICITATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of FMC Corporation, a Delaware corporation ("FMC" or the "Company") from holders of the Company's outstanding shares of common stock, par value of $.10 per share (the "Common Stock") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice. Proxies furnished may be revoked by a stockholder at any time prior to their use, and the shares represented by the proxies received will be voted as directed. If no direction is given, the shares will be voted as recommended by the Board of Directors.

The Company will pay all expenses connected with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph or personal call without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy material for beneficial owners.

Only holders of record of Common Stock at the close of business on February 27, 1997, are entitled to vote at the annual meeting. On that date there were issued and outstanding 37,232,506 shares of Common Stock. Each of such shares is entitled to one vote.

The annual report of the Company for the year 1996, including financial statements, and this proxy statement and accompanying form of proxy were mailed on March 12, 1997, to all stockholders of record as of February 27, 1997.

I. ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for three classes of directors of as nearly equal size as possible. The term of each class of directors is three years, and the term of one class expires each year in rotation. The term of the directors comprising Class II expires at the 1997 Annual Meeting of the Company's stockholders.

At the present time it is intended that shares represented by the proxies received will be voted for the election of Dr. Buffler and Messrs. Brady, Costello and Yeutter, the persons nominated by the Board, for a three-year term expiring at the 2000 Annual Meeting of Stockholders. The nominees currently are all members of Class II.

--------------------------------------------------------------------------------

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee should become unavailable, for reasons not now known, the proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy, or the size of the Board may be reduced.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS CLASS II DIRECTORS OF THE COMPANY.

NOMINEES FOR DIRECTOR
CLASS II--FOR A TERM EXPIRING IN 2000

--------------------------------------------------------------------------------

               Name: Larry D. Brady
[PHOTO]        Principal Occupation: President, FMC Corporation
               Age: 54
               Director Since: 1989


Mr. Brady was elected President of FMC Corporation in October 1993 after serving as Executive Vice President from September 1989. He joined FMC in 1978 as Planning Director of Special Products Group and held several management positions over the next few years. He was elected a Vice President of the corporation in 1984, and from 1983 to 1988 he served as General Manager of FMC's Agricultural Chemical Group. Prior to joining FMC, Mr. Brady held senior management positions at TRW Inc. and Beatrice Foods Company. He is a director of Harnischfeger Industries and he serves on the Executive Committee of the National Association of Manufacturers, the Advisory Board of Northwestern University's Kellogg School of Management, the Board of Trustees of the National Merit Scholarship Program and as President of Steppenwolf Theatre.

--------------------------------------------------------------------------------

                                                                      LOGO

--------------------------------------------------------------------------------

               Name: Patricia A. Buffler
[PHOTO]        Principal Occupation: Dean, Professor of Epidemiology, School
                 of Public Health, University of California, Berkeley
               Age: 58
               Director Since: 1994


Dr. Buffler has served in her current position since 1991. She received her BSN from Catholic University of America in 1960, and a master's degree in public health and epidemiology and a PhD in epidemiology from the University of California, Berkeley in 1965 and 1973, respectively. She currently serves as an advisor to the World Health Organization, the National Institutes of Health, the U.S. Department of Defense, the U.S. Public Health Service Centers for Disease Control, the U.S. Department of Energy, the U.S. Environmental Protection Agency and the National Research Council. She was elected as a Fellow of the American Association for the Advancement of Science in 1993 and serves as an officer for the Medical Sciences section. She has served as President for the Society for Epidemiologic Research (1986), the American College of Epidemiology (1992), and the International Society for Environmental Epidemiology (1992-1993). She is a Board member and Chair of the National Urban Air Toxics Research Center. Since 1993 she has served on the University of California President's Council on National Laboratories and Chaired the Council's Panel on Environment, Health and Safety. In 1994, she was elected to the Institute of Medicine, National Academy of Sciences.

--------------------------------------------------------------------------------

               Name: Albert J. Costello
[PHOTO]        Principal Occupation: Chairman, President and Chief Executive
                 Officer, W.R. Grace & Co.
               Age: 61
               Director Since: 1995


Since May 1995, Mr. Costello has served as chairman, president and chief executive officer of W.R. Grace & Co. Before joining W.R. Grace & Co., he served as chairman of the board and chief executive officer of American Cyanamid Company from April 1993 through December 1994, when it was acquired by American Home Products. He served as president of American Cyanamid from 1991 through March 1993. He joined Cyanamid as a chemist in 1957, and held a number of research, marketing and management positions in the US, Mexico and Spain. In 1983, he was appointed executive vice president and a member of the Executive Committee. Mr. Costello is a director of W.R. Grace & Co., and Becton Dickinson and Company; and the Chemical Manufacturers Association; a trustee of Fordham University and the American Enterprise Institute for Public Policy Research; and a member of the Business Roundtable.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               Name: Clayton Yeutter
[PHOTO]        Principal Occupation: Of Counsel, Law Firm of Hogan & Hartson
               Age: 66
               Director Since: 1993


Mr. Yeutter originally joined FMC's Board in 1991 and resigned in 1992 to become Counselor to the President of the United States for Domestic Policy. He had served as Chairman of the Republican National Committee in 1991 and as Secretary of Agriculture from 1989 to 1991. From 1985 to 1989, Mr. Yeutter was U.S. Trade Representative. Prior to that he was President and Chief Executive Officer of the Chicago Mercantile Exchange (1978-85). Mr. Yeutter earlier held three sub-cabinet posts in the U.S. Government and also spent several years as a faculty member of the Department of Agricultural Economics at the University of Nebraska. He is a director of Texas Instruments, Inc., Conagra Inc., Caterpillar Inc., BAT Industries, IMC Global Inc. and the Oppenheimer Funds group of investment companies.

--------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE
CLASS III--TERM EXPIRING IN 1998

--------------------------------------------------------------------------------

               Name: B. A. Bridgewater, Jr.
[PHOTO]        Principal Occupation: Chairman of the Board, President and
                 Chief Executive Officer, Brown Group, Inc.
               Age: 62
               Director Since: 1979


Mr. Bridgewater became Chairman and Chief Executive Officer of Brown Group, Inc., in March 1985. Brown Group is a diversified manufacturer and retailer of footwear. Mr. Bridgewater became the company's Chief Executive Officer in June 1982, served as President from 1979 to 1987 and in 1990 resumed the presidency of the company. From 1975 to 1979, he was Executive Vice President of Baxter Travenol Laboratories, and from 1964 to 1975 he was a Director of McKinsey & Company, Inc. He served as Associate Director of National Security and International Affairs in the Office of Management and Budget in the Executive Office of the President of the United States. He is a director of McDonnell Douglas Corporation, ENSERCH Corporation, Enserch Exploration, Inc. and NationsBank Corporation and a Trustee of Washington University in St. Louis, Missouri.

--------------------------------------------------------------------------------

                                                                      LOGO

--------------------------------------------------------------------------------

               Name: Paul L. Davies, Jr.
[PHOTO]        Principal Occupation: President, Lakeside Corporation, a real estate investment company
               Age: 66
               Director Since: 1965


Mr. Davies became the President of Lakeside Corporation in 1989. Previously, he had been a Partner in the San Francisco law firm of Pillsbury, Madison & Sutro from 1963 to 1989. He was an Associate of the law firm from 1957 to 1963. He is President of The Herbert Hoover Foundation, Inc., Member of the Board of Overseers of the Hoover Institution and an Honorary Trustee of the California Academy of Sciences.

--------------------------------------------------------------------------------

               Name: William F. Reilly
[PHOTO]        Principal Occupation: Chairman and Chief Executive Officer of
                 K-III Communications Corp., a diversified media company
               Age: 58
               Director Since: 1992


Mr. Reilly is the founder of K-III Communications Corp. He has served as Chairman and Chief Executive Officer of the firm since February 1990. From 1980 to 1990 he was with Macmillan, Inc., where he served as President and Chief Operating Officer since 1981. Prior to that, he was with W.R. Grace beginning in 1964, serving as Assistant to the Chairman from 1969 to 1971 and serving successively from 1971 to 1980 as President and Chief Executive Officer of its Textile, Sporting Goods and Home Center Divisions. Mr. Reilly serves on the Board of Trustees of Notre Dame University and the Board of Directors of City Meals on Wheels and as a Trustee of WNET, the public television station serving the New York area.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               Name: James R. Thompson
[PHOTO]        Principal Occupation: Chairman, Chairman of the Executive
                 Committee and Partner, Law Firm of Winston & Strawn, Chicago, Illinois
               Age: 60
               Director Since: 1991


Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until January 14, 1991. Prior to his term as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971-1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State's Attorney of Cook County. He is a former Chairman of the President's Intelligence Oversight Board and a member of the Board of Directors of Union Pacific Resources, Inc., the Chicago Board of Trade, Prime Retail, Inc., American National Can Co.; Jefferson Smurfit Corporation and Hollinger International, Inc. He serves on the Boards of the Chicago Historical Society, the Art Institute of Chicago, the Museum of Contemporary Art, the Lyric Opera, the Illinois Math & Science Academy Foundation and the Illinois Academy of Fine Arts.

--------------------------------------------------------------------------------

CLASS I--TERM EXPIRING IN 1999

--------------------------------------------------------------------------------
               Name: Robert N. Burt
[PHOTO]        Principal Occupation: Chairman of the Board and Chief Executive
                 Officer, FMC Corporation
               Age: 59
               Director Since: 1989


Mr. Burt is Chairman of the Board and Chief Executive Officer of FMC Corporation. He joined FMC in 1973 as Director of Corporate Planning. He was appointed General Manager of the Company's Agricultural Chemical Group in 1977 and became General Manager of the Company's Defense Systems Group in 1983. Mr. Burt was elected a Vice President of the Company in 1978 and Executive Vice President in September 1988. He became President of the corporation in March 1990, and Chairman and Chief Executive Officer in November 1991. Prior to joining FMC, Mr. Burt held management positions with Chemetron Corporation and Mobil Oil Corporation. He is a Director of Phelps-Dodge Corporation and Warner-Lambert Co., he serves on the Board of Trustees and is Vice Chairman of the Orchestral Association of Chicago, and on the Boards of Directors of the Rehabilitation Institute of Chicago, Evanston Hospital Corporation and the World Resource Institute, and he is a member of the Policy and Planning Committee of the Business Roundtable.

--------------------------------------------------------------------------------

                                                                      LOGO

--------------------------------------------------------------------------------

               Name: Jean A. Francois-Poncet
[PHOTO]        Principal Occupation: Member of the French Senate
               Age: 68
               Director Since: 1982


Mr. Francois-Poncet was elected to the French Senate in September 1983. From 1978 to 1981, he served as the Minister of Foreign Affairs of France, and from 1976 to 1978 he was Secretary General to the French Presidency under Valery Giscard d'Estaing. Mr. Francois-Poncet entered the private sector from 1970 to 1975 as Chairman and Chief Executive Officer of Carnaud and Company, a major French producer of tinplate and containers. He began his public sector career in 1955, when he joined the French Ministry of Foreign Affairs. His assignments included European and African affairs and diplomatic appointments in the French embassies in Morocco and Iran. Mr. Francois-Poncet serves as a member of the Supervisory Board of Daimler-Benz, A.G.

--------------------------------------------------------------------------------

               Name: Pehr G. Gyllenhammar
[PHOTO]        Principal Occupation: Senior Advisor, Lazard Freres & Co. LLC,
                 New York
               Age: 61
               Director Since: 1995


Mr. Gyllenhammar served as Managing Director and Chief Executive Officer of AB Volvo, Goteborg, Sweden, from 1971 to 1983, as Chairman and Chief Executive Officer until 1990, and as Executive Chairman from 1990 to December 1993. He is Chairman of the Supervisory Board of COFINEC S.A. and he is a director of United Technologies Corporation, Kissinger Associates, Inc., Pearson plc. and Reuters Holdings plc. He is also Chairman of Swedish Ships' Mortgage Bank.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               Name: General Edward C. Meyer (Retired)
[PHOTO]        Principal Occupation: Chairman, MITRETEK; Managing Partner,
                 Cilluffo Associates, L.P., a private investment group
               Age: 68
               Director Since: 1983


General Meyer retired as Chief of Staff of the United States Army in 1983 and today is Chairman of MITRETEK and a managing partner of Cilluffo Associates. In other major military assignments, he served as Senior Military Representative on the Military Staff of the United Nations in New York and as Deputy Chief of Staff of Operations and Plans for the U.S. Army in Washington, DC. He is a Director of ITT Corporation, ITT Industries, Aegon U.S.A., Brown Group, Inc., GRC International, and FMC-Nurol Savunma Sanayii A.S., an FMC-Turkish joint venture and a member of the Advisory Board of United Defense, L.P. He is a Trustee of the George C. Marshall Foundation, and a member of the Board of Overseers of the Hoover Institution and the Board of Advisors of the Center for Strategic and International Studies. He is President of the Army Emergency Relief Association.

--------------------------------------------------------------------------------

                                                                      LOGO

--------------------------------------------------------------------------------

INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS. During 1996, the Company's Board of Directors held six regular meetings, and all incumbent directors attended at least 75 percent of the total number of meetings of the Board and all committees on which they served.

COMMITTEES. The Board has five standing committees -- an Audit Committee, a Compensation and Organization Committee, an Executive Committee, a Nominating and Board Procedures Committee, and a Public Policy Committee.

The Audit Committee reviews the effectiveness of the independent public accountants and the internal auditors, including the scope of their audit activities, and ensures that no restrictions are placed on the scope or implementation of their audits; reviews the fees of the independent public accountants and any significant comments or problems identified as a result of their audits; reviews the nature of any changes in accounting policies or principles that have a material import; inquires into the effectiveness and adequacy of the Company's financial and accounting organization and internal controls; reviews officers' expenses; evaluates procedures for securing and confirming compliance with the Company's Business Conduct Guidelines; reviews potentially significant litigation; and reviews with management and the independent public accountants the financial statements and other material included in the annual report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee, composed of Messrs. Reilly (Chairman), Gyllenhammar and Yeutter, and Dr. Buffler, met three times during 1996.

The objectives of the Compensation and Organization Committee, which comprises only outside directors, are to review and approve compensation policies and practices for top executives, establish the total compensation for the Chief Executive Officer, review major changes in the Company's employee benefit plans, monitor and review significant organization changes and management succession planning, and recommend to the Board of Directors candidates for officers of the Company. As of year-end, Messrs. Davies (Chairman), Bridgewater, Costello and Reilly made up the Compensation and Organization Committee, which met three times in 1996.

The function of the Executive Committee is to act in place of the Board when the full Board is not in session. The members of that committee, which did not meet in 1996, were Messrs. Malott (Chairman), Bridgewater, Burt, Davies and Meyer.

The Nominating and Board Procedures Committee is responsible for reviewing and recommending candidates for director, recommending Board meeting format, corporate governance oversight, reviewing and approving director compensation policies and establishing director retirement policies. If a stockholder wishes to recommend a nominee for director, the recommendation should be sent to the Corporate Secretary, at the address appearing on the first page of this proxy statement, not less than 60 nor more than 90 days prior to an annual meeting of stockholders. All serious recommendations will be considered by the Committee. Messrs. Bridgewater (Chairman), Burt, Malott, Meyer and Thompson make up the Nominating and Board Procedures Committee, which met twice during 1996.

The duties of the Public Policy Committee are to review the Company's government and legislative programs and relations, determine the appropriateness of the Company's programs in such areas

--------------------------------------------------------------------------------
as affirmative action, environmental and product quality, and employee safety and health, assess the Company's efforts to improve local employee community involvement and review the activities of the Company's charitable foundation. The Public Policy Committee, whose members were Messrs. Meyer (Chairman),
Brady, Francois-Poncet, Thompson and Yeutter and Dr. Buffler, met twice during 1996.

Remuneration. In 1996, Directors who were not officers of the Company received an annual retainer of $30,000 per year, $1,000 for each Board meeting attended, $1,000 for each Committee meeting attended and reimbursement of reasonable expenses incident to their service. Each non-officer Chairman of a Board Committee received an additional annual retainer of $4,000. $15,000 of the annual retainer paid to outside directors was paid in cash and $15,000 was paid in stock units credited to their accounts on the Company's books provided that directors were permitted to elect, effective on six-months advance notice, to have all or any portion of the annual retainer, but not less than $15,000, paid in such stock units. The number of units credited was determined as of May 1st by dividing $15,000, or such greater amount as a director may have elected, by the then-current market price of the Company's Common Stock. Upon retirement or other termination of a directorship, an outside director will be entitled to receive a number of shares of the Company's Common Stock equal to the number of stock units credited to his or her account. The director's account is unfunded, and no payment is due until the directorship terminates. Directors also participated in a retirement plan which provided for either annual cash retirement payments equal to the annual retainer in effect at the time the director retired or an equivalent lump sum benefit calculated using actuarial assumptions and methodology, as elected. The retirement payments were to continue for the number of years of active non-management service as a director.

Effective January 1, 1997, the Board approved a comprehensive compensation plan that had as its objectives (i) termination of the retirement plan for directors, (ii) increasing the portion of director compensation paid in stock of the Company and (iii) ensuring that the Company's compensation program for directors was competitive and would help to attract and retain highly qualified candidates. Under the new plan, the annual retainer is increased to $40,000, of which at least $25,000 must be paid in stock units. Meeting fees and committee chairman fees are unchanged. Each year, on May 1, each director will be granted an option to purchase 900 shares of the Company's Common Stock at an exercise price equal to the fair market value of the shares at the date of grant. The options will have a 10-year life and become exercisable approximately one year after the date of grant. The number of shares subject to each prospective option grant may be increased (or decreased) by the Board if it determines by generally accepted option valuation methodology that the value of an option to purchase 900 shares would be significantly less (or more) than $24,000. The director's retirement plan has been terminated, and each current director has been given the opportunity to choose to either receive the benefits provided for in the old plan limited to service tenure through April 30, 1997, or convert those benefits into stock units, payable in shares of Common Stock upon retirement from the Board, based on the fair market value of the Common Stock at the end of 1996.

                                                                      LOGO

--------------------------------------------------------------------------------
Officers of the Company receive no additional compensation for their service as directors. No other remuneration is paid to directors, and directors who are not employees of the Company do not participate in the Company's employee benefit plans.

Certain Relationships and Related Transactions. The Company or its subsidiaries have done business in 1996 with certain organizations of which directors of the Company are or, since January 1, 1996, were officers or directors. In no case have the amounts involved been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned. Such transactions were on terms no less favorable to the Company than were reasonably available from unrelated third parties. During 1996, the Company paid Directors E. C. Meyer and R. H. Malott $120,000 and $200,000, respectively, for management consulting services they provided to the Company. Messrs. Meyer and Malott were also reimbursed for expenses incurred in connection with those services, including office space and office support services for Mr. Malott.

Other Matters. There is no family relationship between any of the directors or officers of the Company.

SECURITY OWNERSHIP OF THE COMPANY

Management. The following table shows, as of March 1, 1997, the number of shares of Common Stock of the Company beneficially owned by each director and nominee, the chief executive officer and the four other most highly compensated executive officers and of all executive officers as a group. Each nominee, director and executive officer and all directors and executive officers as a group owns beneficially less than 1 percent of the Common Stock.

                                                    Beneficial Ownership on
                                                         March 1, 1997
                                                    -----------------------
                                                         Common Stock
      Name                                              of the Company
      ----                                          -----------------------
      William F. Beck (1)..........................           92,021
      Larry D. Brady (1)...........................          108,591
      B.A. Bridgewater, Jr. (2)....................            6,315
      Patricia A. Buffler (2)......................            1,247
      Robert N. Burt (1)...........................          186,311
      Michael J. Callahan (1)......................           21,406
      Albert J. Costello (2).......................            1,800
      Paul L. Davies, Jr. (2)(3)...................           40,890
      Jean A. Francois-Poncet (2)..................            6,736
      P. G. Gyllenhammar...........................            1,581
      Robert H. Malott (1)(2)(4)...................          274,841
      Edward C. Meyer (2)..........................            7,320
      Joseph H. Netherland (1).....................           48,618
      William F. Reilly (2)........................           14,664
      James R. Thompson (2)........................            2,841
      Clayton Yeutter (2)..........................            2,869
      All directors and executive officers as a
       group
       (28 persons) (1)(2).........................        1,173,753

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------
(1) Shares "Beneficially owned" include (i) shares owned by the individual,
    (ii) shares held by the FMC Employees' Thrift and Stock Purchase Plan ("Thrift Plan") for the account of the individual as of December 31, 1996, and (iii) shares subject to options that are exercisable within 60 days. Items (ii) and (iii) in the aggregate are 142,674 shares for Mr. Burt, 74,591 shares for Mr. Brady, 125,800 shares for Mr. Malott, 406 shares for Mr. Callahan, 76,664 shares for Mr. Beck and 39,775 shares for Mr. Netherland and 758,850 shares for all directors and executive officers as a group. These numbers do not include the undeterminable number of shares of Common Stock held in the Thrift Plan that may be voted by the Plan Trustee if the beneficial owners, the participants in the Thrift Plan, do not exercise their right to direct such vote (see page 13).
(2) Includes shares credited to individual accounts of non-employee directors under the FMC 1997 Compensation Plan for Non-Employee Directors and predecessor plans. (See "Remuneration," page 9). As of March 1, 1997, the number of shares credited to Directors under those plans were as follows:
    Mr. Bridgewater, 5,315 shares; Dr. Buffler, 1,247 shares; Mr. Costello, 1,100 shares; Mr. Davies, 6,890 shares; Mr. Francois-Poncet, 6,236 shares; Mr. Gyllenhammar, 581 shares; Mr. Malott, 1,036 shares; Gen. Meyer, 5,820 shares; Mr. Reilly, 2,664 shares; Mr. Thompson, 2,741 shares; and Mr. Yeutter, 2,669 shares. Directors have no voting or dispositive power over these shares until distributed after the director retires from the Board and, until such distribution, directors have only an unsecured claim against the Company.
(3) Includes 25,000 shares owned by Mr. Davies as direct beneficial owner; 2,000 shares held in trust of which Mr. Davies is the trustee and 7,000 shares which are owned by Mr. Davies' wife and in which Mr. Davies disclaims beneficial interest.
(4) Includes 31,492 shares owned by Mr. Malott's wife. Mr. Malott disclaims any beneficial interest in such shares.

                                                                      LOGO

--------------------------------------------------------------------------------

Other Security Ownership. The following table shows the name and address of each person known to the Company to own more than 5 percent of the Company's Common Stock (determined as set forth in footnote (1) to the table) as of March 1, 1997:

                                                   Amount and Nature of
Name and Address of Beneficial Owner               Beneficial Ownership         % of Class (1)
------------------------------------        ----------------------------------- --------------
FMC Employees' Thrift and Stock Purchase    7,527,263 shares held in trust for       20.2
 Plan                                       participants in the Thrift Plan (2)
 c/o FMC Corporation
 200 E. Randolph Drive
 Chicago, IL 60601
Sanford C. Bernstein & Co., Inc.            3,513,703 shares (3)                      9.4
 One State Street Plaza
 New York, New York 10004-1545
College Retirement Equities Fund            2,380,967 shares (3)                      6.4
 730 Third Avenue
 New York, New York 10017-3206
The State Teachers Retirement System of     2,291,654 shares (3)                      6.2
 Ohio
 275 East Broad St.
 Columbus, Ohio 43215

------
(1) Percentages are calculated on the basis of the amount of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2) These shares may be voted by the Thrift Plan trustee, as directed by the Company or an independent fiduciary designated by the Company, if the beneficial owners, the participants in the Thrift Plan, do not exercise their right to direct such vote. Such shares may be tendered or sold by the trustee in response to a tender or exchange offer only in accordance with the written instructions of the participants. The trustee has no authority in such circumstances to tender or sell shares as to which no instructions have been furnished.
(3) The number of shares of stock beneficially owned was determined by a review of Schedules 13G, as amended, as supplemented by Schedules 13F filed with the Securities and Exchange Commission and which state that the beneficial owners had sole voting or dispositive power as to all of the shares shown.

--------------------------------------------------------------------------------

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

KPMG Peat Marwick LLP, which has served as independent auditors for the Company since 1928, has been recommended by the Audit Committee of the Board to act in that capacity in 1997.

A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1997.

III. EXECUTIVE COMPENSATION

The following tables, charts and narrative show all compensation that has been awarded or paid to or earned by the Chief Executive Officer and each of the four most highly compensated executive officers other than the CEO during the years shown:
                           SUMMARY COMPENSATION TABLE

                                    Annual                     Long-Term
                                 Compensation                 Compensation
                               ---------------- -------------------------------------------
                                                          Awards                 Payouts
                                                ----------------------------- -------------
                                                                Securities
                                                Restricted      Underlying        LTIP         All Other
   Name And Principal          Salary  Bonus(1)   Stock       Options/SARs(3) Payouts(1)(2) Compensation(4)
        Position          Year   ($)     ($)    Award ($)           (#)            ($)            ($)
          (A)             (B)    (C)     (D)       (E)              (F)            (G)            (H)
   ------------------     ---- ------  -------- ----------    --------------- ------------- ---------------
ROBERT N. BURT            1996 757,083 208,198        --          57,700         492,104         68,221
Chairman of the Board
 and                      1995 725,000 271,875        --          27,000         362,500         59,905
Chief Executive Officer   1994 641,663 526,168        --          80,300             --          48,748
LARRY D. BRADY            1996 502,917 132,770  1,520,000(2)      31,100         311,809         43,347
President                 1995 444,083 155,429        --          16,400         222,042         36,771
                          1994 414,833 327,717        --          48,600             --          30,292
MICHAEL J. CALLAHAN(5)    1996 410,865 112,989        --          12,800          82,173         32,646
Executive Vice President  1995 391,625 117,487        --          10,000         195,812         20,643
                          1994  44,500  28,308        --          25,000             --             --
WILLIAM F. BECK(6)        1996 371,277  98,389        --          14,300          74,256         30,934
Executive Vice President  1995 354,542  97,854        --          10,000         159,544         26,937
                          1994 336,100 217,378        --          29,800             --         293,139
JOSEPH H. NETHERLAND      1996 341,070  72,579        --          14,800         165,419         27,067
Vice President; General   1995 304,527  68,214        --           8,000         137,038         23,709
Manager, Energy and       1994 270,930 164,275    454,000(2)      20,800             --          11,823
Transportation
Equipment Group

------
(1) The FMC 1995 Management Incentive Plan, approved by the Company's stockholders in 1995, provides for annual bonuses (column D) for achievement of individual performance targets and for long-term incentive payments (column

                                                                      LOGO

--------------------------------------------------------------------------------
  G) covering three-year performance periods that commence annually, beginning in 1995. In general, the amount of the long-term payments will not be determinable until the conclusion of the applicable three-year performance period. During the first two performance periods, participants are entitled to receive a draw against the ultimate payout of the three-year award in an amount established by the Compensation and Organization Committee. Any incentive payment payable to a participant at the conclusion of such performance periods will be reduced by the amount of such draws. The draw received by the named persons against the long-term incentive payments due in 1998 and 1999 for the three-year award cycles ending in 1997 and 1998 has been included in column G, and the bonus reflected in column D for 1995 has been restated accordingly. For additional information concerning the Plan, see "Long-Term Incentive Plan," below.
(2) These amounts represent, respectively, 20,000 and 8,000 shares of restricted stock valued at $76 and $56.75 per share on the dates of grant, April 1, 1996, and December 12, 1994, without any diminution in value attributable to the restrictions on such stock. The value of these shares as of December 31, 1996, was $1,402,500 and $561,000. These shares are restricted for, respectively, five and four years from their dates of grant, and receipt of these shares is conditioned upon continued employment with the Company until such dates. Dividends would be paid on these shares if and when dividends are paid on the Company's Common Stock; however, there is no present intention to resume the payment of dividends on such stock. For Messrs. Burt and Brady, the draw paid for 1996 against the long-term incentive plan payout in 1998 (see Note 1) was paid in the form of 4,288 and 2,564 shares of restricted stock, respectively. Those shares are restricted for one year, and will be paid only if the Company achieves its targeted Net Contribution over the 1995-97 award cycle and employment with the Company continues during such period. On February 13, 1997, the date of grant of the award, the shares of restricted stock were valued at $70.625 per share.
(3) Employees who were granted options in 1994 were also granted contingent performance awards which become payable, in cash, in 1998 only if (i) the Compensation and Organization Committee determines that the options then have little or no value, (ii) the employee has continued in the employment of the Company, and (iii) performance objectives established by the Committee are achieved (See Compensation Committee Report on pages 19 to
    21). The amounts of such contingent awards in 1994 were $1,298,500 for Mr. Burt, $785,000 for Mr. Brady, $400,000 for Mr. Callahan, $482,000 for Mr. Beck and $336,500 for Mr. Netherland. Contingent awards have been made under the Plan since 1986, but the value of the options granted has been such that no contingent awards have been paid.
(4) Consists of annual Company matching contributions to Thrift [401 (k)] plans and, in the case of Mr. Beck, payment in 1994 of $268,987, attributable to Mr. Beck's overseas assignment and designed to equalize the cost of living and tax costs associated with such an assignment with those associated with a domestic assignment.
(5) Mr. Callahan joined the Company on November 21, 1994.
(6) Mr. Beck was elected Executive Vice President on June 10, 1994, after serving as Vice President, Europe and General Manager--Chemical Products Group.

--------------------------------------------------------------------------------

OPTION GRANTS IN 1996

Shown in the table below is information on grants of stock options in 1996 pursuant to the FMC 1995 Stock Option Plan, to the officers named in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during 1996.

                                  Individual Grants
                      -----------------------------------------
                      Number of  Percent of
                      Securities   Total
                      Underlying  Options   Exercise              Grant
                       Options   Granted to or Base               Date
                      Granted in Employees   Price   Expiration  Present
                       1996 (#)   in 1996    ($/SH)     Date    Value ($)
      Name (A)           (B)        (C)       (D)       (E)        (F)
      --------        ---------- ---------- -------- ---------- ---------
Robert N. Burt          57,700      11.1     71.125   3/08/05   1,988,919
Larry D. Brady          31,100       6.0     71.125   3/08/05   1,072,017
Michael J. Callahan     12,800       2.5     71.125   3/08/05     441,216
William F. Beck         14,300       2.8     71.125   3/08/05     492,921
Joseph H. Netherland    14,800       2.9     71.125   3/08/05     510,156

The estimated grant date present values reflected in the above table are determined using the Black-Scholes option pricing model applied as of the grant date, March 8, 1996. The values generated by this model depend upon the following assumptions: an option term of ten years; an interest rate of 6.27 percent that represents the interest rate on a long-term U.S. Treasury security; an assumed annual volatility of underlying stock of 16.0 percent; and no dividends being paid. The Company made no assumptions regarding restrictions on vesting or the likelihood of vesting.

The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

Shown below is information with respect to options to purchase the Company's Common Stock exercised in 1996 by the officers named in the Summary Compensation Table and unexercised options held by them at December 31, 1996.

                                                                   Value of
                                                                  Unexercised
                                                                 in-the-Money
                                        Number of Securities        Options
                                       Underlying Unexercised   at December 31,
                                          Options/SARs at            1996
                                       December 31, 1996 (#)        ($)(1)
             Shares Acquired   Value   ---------------------- -------------------
               on Exercise   Realized       Exercisable/         Exercisable/
   Name            (#)          ($)        Unexercisable         Unexercisable
    (A)            (B)          (C)             (D)                   (E)
   ----      --------------- --------- ---------------------- -------------------
Robert N.
 Burt               --          --        105,100/165,000     3,390,663/2,200,663
Larry D.
 Brady           25,420      1,293,243     70,400/ 96,100     2,354,200/1,332,525
Michael J.
 Callahan           --          --          --   / 47,800         --   /  701,875
William F.
 Beck             9,400       488,768      67,600/ 54,100     2,429,888/  816,475
Joseph H.
 Netherland       1,863       103,397      36,900/ 43,600     1,288,475/  580,600

------
(1) The closing price of the Company's Common Stock at December 31, 1996, the last trading day in 1996, was $70.125.

                                                                      LOGO

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN

The following table sets forth certain information regarding estimated potential payments to named executive officers pursuant to the FMC 1995 Management Incentive Plan. That Plan, approved by the Company's stockholders in 1995, provides for incentive compensation covering three-year performance periods that commence annually, beginning in 1995.

                    LONG-TERM INCENTIVE PLAN--AWARDS IN 1996

                                                   Estimated Future Payouts
                                               under Non-Stock Price-Based Plan
                                                              (1)
                                              -------------------------------------------
        (A)                   (B)                (C)              (D)              (E)
                          Performance
        Name                Period            Threshold          Target          Maximum
        ----              -----------         ---------          ------          -------
Robert N. Burt             1996-1998            $-0-            $302,833         $908,499
Larry D. Brady             1996-1998             -0-             181,050          543,150
Michael J. Callahan        1996-1998             -0-             102,716          308,148
William F. Beck            1996-1998             -0-              92,819          278,457
Joseph H. Netherland       1996-1998             -0-             133,017          390,051

------
(1) The target and maximum payout shown in columns (D) and (E) include all or a portion of the draw paid in February, 1997 (see Note 1 to the Summary Compensation Table) and any payout in 1999 will be reduced by the amount of that draw. All estimates are based on the salary shown in column C of the Summary Compensation Table and on current target percentages.

Payouts are based upon the Company's achievement of a specified level of Net Contribution (operating profit after tax less the product of 11.5 percent and average capital employed) over the three-year period. The target and maximum future payouts will be earned if 100 percent and 300 percent, respectively, of the targeted objectives are achieved subject to possible upward adjustment, not to exceed twice the amounts shown, to compensate for relatively lower incentive compensation during the two transition years of the award cycle. The payout can be in the form of cash and/or Common Stock, at the discretion of the Compensation Committee, and presently is expected to be 50 percent in cash and 50 percent in Common Stock. If the executive elects, or is required, to take restricted shares of Common Stock, the stock portion of the payout would be increased by 20 percent. The number of shares of Common Stock, if any, to be issued will be determined based on the closing price of such shares on the New York Stock Exchange.

--------------------------------------------------------------------------------

RETIREMENT PLANS

Under the Company's Pension Plan and its supplements, "covered remuneration" includes only the remuneration appearing in Columns (C), (D) and (G) of the Summary Compensation Table on page 14. The following table shows the estimated annual retirement benefits under the Pension Plan for eligible salaried employees (including officers) payable to employees at various salary levels who retire in 1997 at age 65 (normal retirement age) for representative years of service. The amount shown will not be reduced by Social Security benefits or other offsets. Payment of benefits shown is contingent upon continuance of the present provisions of the Pension Plan until the employee retires.

                               PENSION PLAN TABLE

                            Estimated Annual Retirement Benefits
        Final                  for Years of Service Indicated
       Average      --------------------------------------------------------------
       Earnings     15 Years     20 Years     25 Years     30 Years     35 Years
      ----------    --------     --------     --------     --------     --------
      $  150,000    $ 31,552     $ 42,070     $ 52,587     $ 63,104     $ 73,622
         250,000      54,052       72,070       90,087      108,104      126,122
         350,000      76,552      102,070      127,587      153,104      178,622
         450,000      99,052      132,070      165,087      198,104      231,122
         550,000     121,552      162,070      202,587      243,104      283,622
         650,000     144,052      192,070      240,087      288,104      336,122
         900,000     200,302      267,070      333,837      400,604      467,372
       1,150,000     256,552      342,070      427,587      513,104      598,622
       1,300,000     290,302      387,070      483,837      580,604      677,372
       1,450,000     324,052      432,070      540,087      648,104      756,122

Final average earnings in the above table means the average of covered remuneration for the highest 60 consecutive calendar months out of the 120 calendar months immediately preceding retirement. Benefits applicable to a number of years of service or final average earnings different from those in the above table, or to a person who retires after 1997, are equal to the sum of
(A) 1 percent of allowable Social Security Covered Compensation ($29,304 for a participant retiring at age 65 in 1997) times years of credited service and (B)
1.5 percent of the difference between final average earnings and allowable Social Security Covered Compensation times years of credited service. ERISA limits the annual benefits that may be paid from a tax-qualified retirement plan. Accordingly, as permitted by ERISA, the Company has adopted supplemental arrangements to maintain total benefits upon retirement at the levels shown in the table. At March 1, 1997, Messrs. Burt, Brady, Callahan, Beck and Netherland had, respectively 23, 19, 2, 33 and 23 years of credited service under the Plan.

                                                                      LOGO

--------------------------------------------------------------------------------

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

In 1983, on the recommendation of the Compensation and Organization Committee, the Board of Directors adopted an Executive Severance Plan designed to serve the best interests of the Company and its stockholders. The purpose of this plan is (1) to ensure that the stockholders' interest is protected during negotiations relating to possible business combination transactions by placing executives responsible for negotiations in an objective, impartial position; and (2) to encourage key managers to remain with the Company to run the Company's businesses. All of the persons named in the Summary Compensation Table are participants in this plan and, upon termination of their employment due to a "change in control" of the Company within two years of that change in control, could be entitled to benefits from the Company including (i) a cash payment in an amount equal to, in the case of the Company's Chairman and its President, three times their respective annual compensation (including bonuses) or, in the case of other participating executives, up to two times annual compensation, (ii) acceleration of the vesting of Performance Awards and the exercise date of options held by them under the Company's stock option plan, and (iii) continuation of their usual employee benefits for up to three years after termination.

The Executive Severance Plan defines "change in control" as a transaction that would be required to be reported in response to Item 5 (f) of Schedule 14A under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any person, entity or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. In addition, either the Company's Chairman or its President would be entitled to receive benefits under the Executive Severance Plan in the event he voluntarily terminates his employment with the Company within two years after a change in control resulting from (i) one or more persons owning from 20 percent to 50 percent of the outstanding voting shares of the Company, and the Board approves the payment of such benefits, or (ii) one or more persons owning more than 50 percent of such shares. The Executive Severance Plan provides that no payment may be made to any participant to the extent such payment would be nondeductible by the Company under Section 280G of the Internal Revenue Code.

--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

FMC's executive compensation program is designed to align total compensation with shareholder interests. The program:

 . Incents and rewards executives for sound business management and improvement in shareholder value.

 . Balances its components so that both short- and longer-term operating and strategic objectives are recognized.

 . Requires achievement of objectives within a "high-performance" environment to be rewarded financially.

 . Attracts, motivates and retains executives necessary for the long-term success of FMC Corporation.

The program comprises three different compensation components--base salary, variable cash and stock incentive awards and long-term incentive awards (stock options).

Base salary. FMC uses external surveys to set competitive compensation levels (salary ranges) for its executives. In order to obtain the most comprehensive survey data for review, the group of companies in the surveys is broader than the Dow Jones Diversified Industrial Index and includes a majority of comparable companies at the Fortune 500 level. Performance graph companies are well represented.

Salary ranges for FMC executives are established that relate to similar positions in other companies of comparable size and complexity. Generally, the Company sets its competitive salary midpoint for an executive officer at the median level compared with the companies surveyed. Performance levels within the ranges are delineated to recognize different levels of performance ranging from "learner" or "needs improvement" to "exceptional". Thus, although compensation is nominally targeted to fall at or near the 50th percentile of such comparable organizations, it may range anywhere within the salary bracket based on performance.

Starting placement in a salary range is a function of an employee's skills, experience, expertise and anticipated job performance. Each year, performance is evaluated against mutually agreed-upon objectives and performance standards that may, in large part, be highly subjective; a performance rating is established; and a salary increase may be granted. Performance factors used may include timely responses to downturns in major markets; setting strategic direction; making key management changes; divesting businesses and acquiring new businesses; continuing to improve operating efficiency; and developing people and management capabilities. The relative importance of each of these factors varies based on the strategic thrust and operating requirements of each of the businesses.

                                                                      LOGO

--------------------------------------------------------------------------------

Mr. Burt last received a base salary increase in 1996. His salary at December 31, 1996, was below the mid-point of his salary range. His salary will be reviewed in early 1997 using the performance factors enumerated above.

Variable Incentive Award (annual bonus). In 1995, the Committee and the Board recommended a revised Management Incentive Plan, which shareholders approved. This revised plan includes annual bonuses for achievement of both individual performance targets and multi-year targets for the improvement of Net Contribution (operating profit after tax less the product of an 11.5 percent capital charge and capital employed). All executives participate in this incentive plan. Achievement of high standards of business and individual performance are rewarded financially with both stock and cash, and significant compensation is at risk if these high standards are not met. At the executive level, target incentives approximate 50 percent to 65 percent of base salary, while actual payments can range from zero to almost three times target incentive.

The multi-year incentive period uses a three-year net contribution target and began in 1995. In 1997, participants, including all executives, received a draw against the second three-year award period which will end on December 31, 1998. The draw is equal in percentage terms to their business performance incentive target (BPF) under the prior plan. Participants' three-year incentive awards, if any, shall be reduced (but not below zero) by the amount of their 1996 and 1997 draws. In the case of Mr. Burt the draw is equal to 25 percent of his base salary.

At the executive levels, the annual individual performance incentive comprises 40 to 50 percent of the total target incentive. This incentive is less quantitative than the three-year net contribution incentive. It varies with individual performance and can range from zero to twice the target percentage. It is awarded based on achievement of annual objectives set for the individual's most important business responsibilities. In 1996 these included such disparate objectives as implementation of profit and growth strategies; improvements in operating efficiencies and market positions; acquisitions such as Frigoscandia; divestiture of FMC Gold Company and the Automotive Service Equipment Division; and demonstrated leadership in enhancing the teamwork, diversity and management climate necessary to improve shareholder value. Mr. Burt's annual performance incentive award (API), as shown in the Summary Compensation Table, recognizes his outstanding leadership contributions in these areas.

Long-term Incentive Awards. This plan is designed to link closely the long-term reward of executives with increases in shareholder value. The 1995 approval by the shareholders of an updated stock option plan continues to give the Committee broad discretion to select the appropriate types of rewards. 1996 awards consisted of non-qualified stock options. The award vesting period is three years, with an option term of 10 years.

To determine the number of options to be granted to an executive, the Committee first multiplies the mid-point of the salary range for an executive's salary grade by a percentage applicable to that grade and consistent with competitive industry practice as provided by an independent, outside consultant and divides that product by the then current market price of FMC's shares. The

--------------------------------------------------------------------------------
Committee then applies a percentage (ranging from 80 to 120 percent) based on the individual's contributions and potential. In approving grants under the plan, the number of options previously awarded to and held by executive officers is considered but is not regarded as a significant factor in determining the size of the current option grants. Mr. Burt's 1996 option grants are as indicated on page 16 in this proxy statement in the section headed OPTION GRANTS.

The Committee continues to review the $1 million cap on tax deductible compensation and is advised that its Stock Option Plans meet the requirements for deductibility. Although the revised Management Incentive Plan, as approved in 1995 by stockholders, may not meet all requirements for deductibility under
(S) 162(m) of the Internal Revenue Code, unless the amounts involved become material the Committee believes that it is more important to preserve its flexibility under the Plan to craft appropriate incentive awards. The Committee continues to believe, however, that this is not a currently significant issue.

Stock Retention Policy. The Company has established guidelines setting expectations for the ownership of FMC stock by officers and management. The guidelines for stock retention are based on a multiple of the employee's total compensation midpoint. The revisions to the 1995 Management Incentive and Stock Option Plans included incentives and enhancements to help executives meet these guidelines. With the exception of Mr. Callahan who has been with the Company for only three years, all of the executives named in this proxy exceed or meet their respective stock retention guidelines.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

                       Paul L. Davies, Jr., Chairman
                       B. A. Bridgewater, Jr.
                       A. J. Costello
                       W. F. Reilly

                                                                      LOGO

--------------------------------------------------------------------------------

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite--500 Stock Index and the Dow Jones Diversified Industrials Index for the five years commencing January 1, 1992 and ended December 31, 1996.




                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        FMC, S&P 500 INDEX AND DOW JONES DIVERSIFIED INDUSTRIALS INDEX

                                                         DIVERSIFIED
Measurement Period               FMC           S&P       INDUSTRIALS
(Fiscal Year Covered)        CORPORATION    500 INDEX       INDEX
-------------------          -----------    ---------    -----------
Measurement Pt-
12/31/91                     $100.00        $100.00      $100.00
FYE 12/31/92                 $103.39        $107.62      $116.37
FYE 12/31/93                 $ 98.43        $118.46      $142.19
FYE 12/31/94                 $120.63        $120.03      $130.41
FYE 12/31/95                 $141.25        $165.13      $170.78
FYE 12/31/96                 $146.48        $203.05      $220.96

--------------------------------------------------------------------------------

IV. VOTE REQUIRED

Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the action proposed in item II.

Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "FOR," "AGAINST" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of item II, and the total number of votes cast "FOR" that matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting and broker non-votes on a matter have the same legal effect as a vote "against" the matter.

V. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC) and the Pacific Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file although the Company has undertaken the preparation and filing of such reports on behalf of its officers and directors.

The Company has an established system in which executive officers provide relevant information regarding transactions in the Company's securities to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and copies of such reports it has received from others, the Company believes that, with few exceptions, there was full compliance with all reporting requirements under
Section 16(a). Although the individuals involved provided timely information to the Company, reports of one purchase of shares by M.J. Callahan and one sale of shares by W.J. Wheeler, were late. Similarly, a review of officers' transactions disclosed that charitable gifts of a total of 450 shares in 1993 by Mr. Burt had not been reported. In addition, the independent trustee of the Company's 401(k) Plan filed Form 4 reports in December of its purchases and sales during the months of August, September and October.

                                                                      LOGO

--------------------------------------------------------------------------------

VI. PROPOSALS FOR 1998 ANNUAL MEETING

Stockholder proposals for the 1998 Annual Meeting must be received at the principal executive offices of the Company, 200 East Randolph Drive, Chicago, Illinois 60601, not later than November 12, 1997, for inclusion in the 1998 proxy statement and form of proxy. Under the Company's by-laws, for a proposal not included in the proxy statement to be properly brought before an annual meeting by a stockholder, the stockholder must give notice thereof to the Secretary of the Company not less than 60 or more than 90 days prior to the meeting setting forth (i) a description of the business, (ii) the stockholder's name and address, (iii) the class and number of shares owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business.

VII. OTHER MATTERS

The Board does not know of any other business which, if presented, would be proper for stockholder action at a stockholder meeting and which may be presented for consideration at the meeting. If any business not described herein should come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

                                  Robert L. Day
                                  Secretary

   LOGO                                                               LOGO

--------------------------------------------------------------------------------


                                FMC Corporation
                            200 East Randolph Drive
                               Chicago, IL 60601

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 1997
                              AND PROXY STATEMENT

                                FMC CORPORATION

PROXY                         FMC CORPORATION LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert N. Burt, Michael J. Callahan and Robert
L. Day, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of FMC Corporation to be held on April 18, 1997, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment thereof.

               NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                FMC CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF FOUR DIRECTORS TO SERVE IN CLASS II FOR A TERM EXPIRING IN 2000 AS SET FORTH IN THE PROXY STATEMENT--

                             FOR ALL
   FOR [_]    WITHHELD [_]   EXCEPT [_]
   Nominees: L. D. Brady, P. A. Buffler, A. J. Costello and C. Yeutter.

   ------------------------------------
   (Except nominee(s) written above.)

2. Ratification of the Appointment of Independent Auditors.

   FOR [_]   AGAINST [_]   ABSTAIN


                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                       FOR ITEMS 1 AND 2.

                                       PLEASE MARK, SIGN, DATE, AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                               Dated: _________________ , 1997

                                       Signature(s)___________________________

                                       Please sign exactly as name appears at
                                       left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY                        FMC CORPORATION LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PRUDENTIAL TRUST COMPANY, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of stock represented by my interest in the Stock Fund of the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement at the annual meeting of stockholders of FMC Corporation to be held on April 18, 1997, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

               NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE INSTRUCTED PRIOR TO APRIL 16, 1997, THE TRUSTEE WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2.

                                FMC CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

1. ELECTION OF FOUR DIRECTORS TO SERVE IN CLASS II FOR A TERM EXPIRING IN 2000 AS SET FORTH IN THE PROXY STATEMENT--
                            FOR ALL
   FOR [_]   WITHHELD [_]   EXCEPT [_]
   Nominees: L. D. Brady, P. A. Buffler, A. J. Costello and C. Yeutter.

   ----------------------------------
   (Except nominee(s) written above.)

2. Ratification of the Appointment of Independent Auditors.

   FOR [_]   AGAINST [_]   ABSTAIN [_]


                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR ITEMS 1 AND 2.

                                      PLEASE MARK, SIGN, DATE, AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                      ENVELOPE.

                                              Dated: ____________________, 1997

                                      Signature ______________________________

                                      Please sign exactly as name appears at
                                      left.

PROXY                        FMC CORPORATION LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Citibank, F.S.B., Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of stock represented by my interest in the Stock Fund of the FMC Employees' Thrift and Stock Purchase Plan at the annual meeting of stockholders of FMC Corporation to be held on April 18, 1997, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

             NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE INSTRUCTED PRIOR TO APRIL 16, 1997, THE TRUSTEE WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2.

                                FMC CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF FOUR DIRECTORS TO SERVE IN CLASS I FOR A TERM EXPIRING IN 1999 AS SET FORTH IN THE PROXY STATEMENT--

                             FOR ALL
   FOR [_]    WITHHELD [_]   EXCEPT [_]
   Nominees: L. D. Brady, P. A. Buffler, A. J. Costello and C. Yeutter.

   -----------------------------------
   (Except nominee(s) written above.)


2. Ratification of the Appointment of Independent Auditors.

   FOR [_]    AGAINST [_]     ABSTAIN [_]

                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR ITEMS 1 AND 2.

                                      PLEASE MARK, SIGN, DATE, AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                      ENVELOPE.

                                                  Dated: ______________ , 1996

                                      Signature______________________________
                                      Please sign exactly as name appears at
                                      left.

PROXY                        FMC CORPORATION LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Citibank, F.S.B., Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of stock represented by my interest in the FMC Stock Fund of the United Defense Limited Partnership York Plan at the annual meeting of stockholders of FMC Corporation to be held on April 18, 1997, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

             NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE INSTRUCTED PRIOR TO APRIL 16, 1997, THE TRUSTEE WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2.

                                FMC CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF FOUR DIRECTORS TO SERVE IN CLASS I FOR A TERM EXPIRING IN 1999 AS SET FORTH IN THE PROXY STATEMENT--

   FOR [_]    WITHHELD [_]    FOR ALL EXCEPT [_]
   Nominees: L. D. Brady, P. A. Buffler, A. J. Costello and C. Yeutter.

   ----------------------------------
   (Except nominee(s) written above.)


2. Ratification of the Appointment of Independent Auditors.

   FOR [_]    AGAINST [_]     ABSTAIN [_]

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                     FOR ITEMS 1 AND 2.

                                     PLEASE MARK, SIGN, DATE, AND RETURN THE
                                     PROXY CARD PROMPTLY USING THE ENCLOSED
                                     ENVELOPE.

                                                Dated: _________________, 1996

                                     Signature_________________________________
                                     Please sign exactly as name appears at
                                     left.

PROXY                        FMC CORPORATION LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

HARRIS TRUST and SAVINGS BANK, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of stock represented by my interest in the FMC Stock Fund of the United Defense Limited Partnership Salaried Employees' Plan at the annual meeting of stockholders of FMC Corporation to be held on April 19, 1996, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

             NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE INSTRUCTED PRIOR TO APRIL 17, 1996, THE TRUSTEE WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2.

                                FMC CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF FOUR DIRECTORS TO SERVE IN CLASS I FOR A TERM EXPIRING IN 1999 AS SET FORTH IN THE PROXY STATEMENT--

   FOR [_]    WITHHELD [_]    FOR ALL EXCEPT [_]
   Nominees: L. D. Brady, P. A. Buffler, A. J. Costello and C. Yeutter.


   ----------------------------------
   (Except nominee(s) written above.)


2. Ratification of the Appointment of Independent Auditors.

   FOR [_]    AGAINST [_]     ABSTAIN [_]

                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR ITEMS 1 AND 2.

                                      PLEASE MARK, SIGN, DATE, AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                      ENVELOPE.

                                              Dated: __________________, 1996

                                      Signature_______________________________
                                      Please sign exactly as name appears at
                                      left.

PROXY                        FMC CORPORATION LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Citibank, F.S.B., Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of stock represented by my interest in the FMC Stock Fund of the United Defense Limited Partnership Louisville Plan at the annual meeting of stockholders of FMC Corporation to be held on April 18, 1997, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

             NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE INSTRUCTED PRIOR TO APRIL 16, 1997, THE TRUSTEE WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2.

                                FMC CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF FOUR DIRECTORS TO SERVE IN CLASS II FOR A TERM EXPIRING IN 2000 AS SET FORTH IN THE PROXY STATEMENT--

                             FOR All
    FOR [_]   WITHHELD [_]   EXCEPT  [_]
    Nominees: L. D. Brady, P. A. Buffler, A. J. Costello and C. Yeutter.

    -----------------------------------
    (Except nominee(s) written above.)

2. Ratification of the Appointment of Independent Auditors.

   FOR [_]   AGAINST [_]   ABSTAIN [_]



                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                       FOR ITEMS 1 AND 2.

                                       PLEASE MARK, SIGN, DATE, AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                                  Dated: ______________ , 1997

                                       Signature _____________________________
                                       Please sign exactly as name appears at
                                       left.